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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 9, 2002

                               Acterna Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                      000-07438            04-2258582
(State or other jurisdiction of     (Commission File No.)     (IRS Employee
           incorporation)                                    Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550

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Item 5.  Other Events.

         On August 13, 2002, Acterna Corporation ("Acterna") issued a press release announcing that the sale of its Airshow business to Rockwell Collins, Inc. closed on Friday, August 9, 2002, and that all conditions to the cash tender offers for up to $155 million, on a combined basis, of the outstanding 9 3/4% Senior Subordinated Notes due 2008 of Acterna LLC, a Delaware limited liability company that is wholly-owned by Acterna ("Acterna LLC") had been met. The tender offers, which were commenced on June 24, 2002 expired at 5:00 p.m., New York City time, on Monday, August 12, 2002. A copy of the press release relating to the completion of the tender offers is attached hereto as Exhibit
99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1: Press Release, dated August 13, 2002, entitled "Acterna Corporation Announces Closing of Airshow Sale and Satisfaction of All Conditions to Combined Cash Tender Offers for Outstanding Notes of Acterna LLC".

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACTERNA CORPORATION

Date:  August 13, 2002

                                       By:       /s/ John D. Ratliff
                                          --------------------------------------
                                          Name:  John D. Ratliff
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

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